                                                 Loan No. 1285TZL

                          LOAN AGREEMENT

                           by and among

       PRUDENTIAL-BACHE/EQUITEC REAL ESTATE PARTNERSHIP,
               a California limited partnership
                              and
              MONTROSE OFFICE PARK JOINT VENTURE,
                    a Maryland joint venture

                               and

              WELLS FARGO BANK, NATIONAL ASSOCIATION

                 Executed as of December 13, 1996

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                        TABLE OF CONTENTS
                                                             Page
ARTICLE I. DEFINITIONS . . . . . . . . . . . . . . . . . . . . .1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . .1
     1.2  Exhibits and Schedules Incorporated. . . . . . . . . .6

ARTICLE II. LOAN . . . . . . . . . . . . . . . . . . . . . . . .6
     2.1  Loan . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.2  Loan Documents . . . . . . . . . . . . . . . . . . . .6
     2.3  Effective Date . . . . . . . . . . . . . . . . . . . .6
     2.4  Maturity Date. . . . . . . . . . . . . . . . . . . . .7
     2.5  Credit for Principal Payments. . . . . . . . . . . . .7
     2.6  Full Repayment and Reconveyance. . . . . . . . . . . .7
     2.7  Voluntary Prepayment . . . . . . . . . . . . . . . . .7
     2.8   . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Limitation on Partners' Liability . . . . . . . . . . . . .7

ARTICLE III.  DISBURSEMENT . . . . . . . . . . . . . . . . . . .9
     3.1  Conditions Precedent . . . . . . . . . . . . . . . . .9
     3.2  Disbursement of the Loan . . . . . . . . . . . . . . 10

ARTICLE IV.  INSURANCE . . . . . . . . . . . . . . . . . . . . 10
     4.1  Property Insurance . . . . . . . . . . . . . . . . . 10
     4.2  Flood Hazard Insurance . . . . . . . . . . . . . . . 10
     4.3  Liability Insurance. . . . . . . . . . . . . . . . . 10
     4.4  General. . . . . . . . . . . . . . . . . . . . . . . 10
     4.5  Flood Zone Notification. . . . . . . . . . . . . . . 11

ARTICLE V.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 11
     5.1  Authority/Enforceability . . . . . . . . . . . . . . 11
     5.2  Binding Obligations. . . . . . . . . . . . . . . . . 11
     5.3  Formation and Organizational Documents . . . . . . . 11
     5.4  No Violation . . . . . . . . . . . . . . . . . . . . 11
     5.5  Compliance with Laws . . . . . . . . . . . . . . . . 12
     5.6  Litigation . . . . . . . . . . . . . . . . . . . . . 12
     5.7  Financial Condition. . . . . . . . . . . . . . . . . 12
     5.8  No Material Adverse Change . . . . . . . . . . . . . 12
     5.9  Accuracy . . . . . . . . . . . . . . . . . . . . . . 12
     5.10  Tax Liability . . . . . . . . . . . . . . . . . . . 12
     5.11  No Defaults . . . . . . . . . . . . . . . . . . . . 13
     5.12  Management Agreements . . . . . . . . . . . . . . . 13
     5.13  Chief Executive Office. . . . . . . . . . . . . . . 13
     5.14  Ownership Structure . . . . . . . . . . . . . . . . 13
     5.15  ERISA . . . . . . . . . . . . . . . . . . . . . . . 13
     5.16  Leases. . . . . . . . . . . . . . . . . . . . . . . 14
     5.17  Equipment Leases. . . . . . . . . . . . . . . . . . 14
     5.18  Required Permits. . . . . . . . . . . . . . . . . . 15

ARTICLE VI.  HAZARDOUS MATERIALS . . . . . . . . . . . . . . . 15
     6.1  Special Representations and Warranties . . . . . . . 15
                                  i
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          (a)  Hazardous Materials . . . . . . . . . . . . . . 16
          (b)  Hazardous Materials Laws. . . . . . . . . . . . 16
          (c)  Hazardous Materials Claims. . . . . . . . . . . 16
     6.2  Hazardous Materials Covenants. . . . . . . . . . . . 16
          (a)  No Hazardous Activities . . . . . . . . . . . . 16
          (b)  Compliance. . . . . . . . . . . . . . . . . . . 17
          (c)  Notices . . . . . . . . . . . . . . . . . . . . 17
          (d)  Remedial Action . . . . . . . . . . . . . . . . 17
     6.3  Inspection By Lender . . . . . . . . . . . . . . . . 17
     6.4  Hazardous Materials Indemnity. . . . . . . . . . . . 17
     6.5  Legal Effect of Section. . . . . . . . . . . . . . . 18

ARTICLE VII.  COVENANTS OF BORROWERS . . . . . . . . . . . . . 18
     7.1  Expenses . . . . . . . . . . . . . . . . . . . . . . 18
     7.2  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 19
     7.3  Liens. . . . . . . . . . . . . . . . . . . . . . . . 19
     7.4  Indebtedness . . . . . . . . . . . . . . . . . . . . 21
     7.5  Conduct of Business. . . . . . . . . . . . . . . . . 21
     7.6  Performance by Third Parties . . . . . . . . . . . . 21
     7.7  Distributions to Partners and Affiliates . . . . . . 21
     7.8  Leases . . . . . . . . . . . . . . . . . . . . . . . 22
     7.9  Management Agreements. . . . . . . . . . . . . . . . 22
     7.10  Insurance and Condemnation Proceeds . . . . . . . . 22
     7.11  Use of the Property . . . . . . . . . . . . . . . . 23
     7.12  ADA Compliance. . . . . . . . . . . . . . . . . . . 24
     7.13  Required Notices. . . . . . . . . . . . . . . . . . 24
     7.14  Chief Executive Office. . . . . . . . . . . . . . . 24
     7.15  Ownership Structure . . . . . . . . . . . . . . . . 24
     7.16  . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Further Assurances. . . . . . . . . . . . . . . . . . . . 24
     7.17  Assignment. . . . . . . . . . . . . . . . . . . . . 24

ARTICLE VIII.  REPORTING COVENANTS . . . . . . . . . . . . . . 25
     8.1  Financial Information. . . . . . . . . . . . . . . . 25
     8.2  Operating Budgets. . . . . . . . . . . . . . . . . . 26
     8.3  Books and Records. . . . . . . . . . . . . . . . . . 26

ARTICLE IX.  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . 26
     9.1  Default. . . . . . . . . . . . . . . . . . . . . . . 26
          (a)  Monetary. . . . . . . . . . . . . . . . . . . . 26
          (b)  Performance of Obligations. . . . . . . . . . . 27
          (c)  Attachment. . . . . . . . . . . . . . . . . . . 27
          (d)  Representations and Warranties. . . . . . . . . 27
          (e)  Voluntary Bankruptcy; Insolvency; Dissolution . 27
          (f)  Involuntary Bankruptcy. . . . . . . . . . . . . 28
          (g)  Partners and Guarantors . . . . . . . . . . . . 28
          (h)  Loss of Priority. . . . . . . . . . . . . . . . 28
          (i)  Change in Control . . . . . . . . . . . . . . . 28
          (j)  Due on Sale . . . . . . . . . . . . . . . . . . 28
          (k)  Benefit Plans . . . . . . . . . . . . . . . . . 29
          (l)  ERISA . . . . . . . . . . . . . . . . . . . . . 29
          (m)  Additional Defaults . . . . . . . . . . . . . . 29
                                  ii
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     9.2  Acceleration Upon Default; Remedies. . . . . . . . . 29
     9.3  Disbursements to Third Parties . . . . . . . . . . . 30
     9.4  Repayment of Funds Advanced. . . . . . . . . . . . . 30
     9.5  Rights Cumulative, No Waiver . . . . . . . . . . . . 30

ARTICLE X.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . 30
     10.1  Indemnity . . . . . . . . . . . . . . . . . . . . . 30
     10.2  Notices . . . . . . . . . . . . . . . . . . . . . . 31
     10.3  Attorney-in-Fact. . . . . . . . . . . . . . . . . . 31
     10.4  Actions . . . . . . . . . . . . . . . . . . . . . . 31
     10.5  Relationship of Parties . . . . . . . . . . . . . . 32
     10.6  Delay Outside Lender's Control. . . . . . . . . . . 32
     10.7  Attorneys' and Paralegals' Fees and Expenses;
          Enforcement. . . . . . . . . . . . . . . . . . . . . 32
     10.8  Immediately Available Funds . . . . . . . . . . . . 32
     10.9  Lender's Consent. . . . . . . . . . . . . . . . . . 32
     10.10  Loan Sales and Participations; Disclosure of
          Information. . . . . . . . . . . . . . . . . . . . . 33
     10.11  Lender's Agents. . . . . . . . . . . . . . . . . . 33
     10.12   . . . . . . . . . . . . . . . . . . . . . . . . . 33
     WAIVER OF RIGHT TO TRIAL BY JURY. . . . . . . . . . . . . 33
     10.13  Severability . . . . . . . . . . . . . . . . . . . 34
     10.14  Successors and Assigns . . . . . . . . . . . . . . 34
     10.15  Time . . . . . . . . . . . . . . . . . . . . . . . 34
     10.16  Headings . . . . . . . . . . . . . . . . . . . . . 34
     10.17  Governing Law. . . . . . . . . . . . . . . . . . . 34
     10.18  Integration; Interpretation. . . . . . . . . . . . 35
     10.19  Counterparts . . . . . . . . . . . . . . . . . . . 35
     10.20  Joint and Several Liability. . . . . . . . . . . . 35
                                  iii
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                      EXHIBITS AND SCHEDULES

EXHIBIT A - LEGAL DESCRIPTION OF THE GATEWAY PROPERTY
EXHIBIT B - LEGAL DESCRIPTION OF THE PARK PLAZA PROPERTY
EXHIBIT C - LEGAL DESCRIPTION OF THE MEMPHIS PROPERTY
EXHIBIT D - LEGAL DESCRIPTION OF THE SEATTLE PROPERTY
EXHIBIT E - LEGAL DESCRIPTION OF THE ROCKVILLE PROPERTY
EXHIBIT F - DOCUMENTS
EXHIBIT G - OWNERSHIP STRUCTURE
EXHIBIT H - LEASES
EXHIBIT I - EQUIPMENT LEASES
EXHIBIT J - REQUIRED PERMITS
SCHEDULE 5.6 - LITIGATION
SCHEDULE 6.1 - HAZARDOUS MATERIALS

                          LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is executed as of December 13, 1996, by and among PRUDENTIAL-BACHE/EQUITEC
REAL ESTATE PARTNERSHIP, a California limited partnership
("Borrower A") and MONTROSE OFFICE PARK JOINT VENTURE, a
Maryland joint venture ("Borrower B"; Borrower A and
Borrower B are hereinafter sometimes collectively referred to as "Borrowers" and each individually as a "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                             RECITALS

     A. Borrower A owns the property commonly known as the Gateway Building, Sacramento, California and described on
Exhibit A attached hereto and made a part hereof (the
"Gateway Property").

     B.   Borrower A owns the property commonly known as Park
Plaza, Sacramento, California and described on Exhibit B attached hereto and made a part hereof (the "Park Plaza
Property").

     C. Borrower A owns the property commonly known as Poplar Towers, Memphis, Tennessee and described on Exhibit C attached hereto and made a part hereof (the "Memphis
Property").

     D. Borrower A owns the property commonly known as Totem Valley, Seattle, Washington and described on Exhibit D attached hereto and made a part hereof (the "Seattle
Property").

     E. Borrower B owns the property commonly known as the Montrose Office Building, Rockville, Maryland and described on Exhibit E attached hereto and made a part hereof (the
"Rockville Property").

     F. Borrowers desire to borrow from Lender, and Lender agrees to loan to Borrowers, the amounts described below.

     NOW, THEREFORE, Borrowers and Lender hereby agree as follows:


                      ARTICLE I. DEFINITIONS

     1.1 Defined Terms. The following capitalized terms used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

"ADA" - means the Americans with Disabilities Act, 42 U.S.C.
S 12101, et. seq. as hereinafter amended or modified.

"Affiliate" - means, as applied to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person or entity, means (i) the possession, directly or indirectly, of the power to vote 5% or more of the stock, voting trust certificates or other securities having voting power for the election of directors of such person or entity, (ii) the status of a general partner of a general or limited partnership, (iii) the status of member of a limited liability company, or (iv) the possession of the power to otherwise direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting stock, voting trust certificates or other securities or of partnership interests or by contract or otherwise.

"Agreement" - means this Agreement, as it may hereafter be amended, supplemented, restated, replaced or modified from time to time.

"Bankruptcy Code" - means the Bankruptcy Reform Act of 1978
(11 USC S 101-1330) as hereinafter amended or recodified.

"Benefit Plan" - means a "defined benefit plan" as defined in Section 3(35) of ERISA, and any other "pension plan" as defined in Section 3(2) of ERISA, subject to Section 302 of ERISA.

"Borrower A" - means Prudential-Bache/Equitec Real Estate
Partnership, a California limited partnership.

"Borrower B" - means Montrose Office Park Joint Venture, a
Maryland joint venture.

"Borrowers" - means (a) collectively, Borrower A and
Borrower B and (b) individually, either one of the foregoing entities.

"Business Day" - means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender's business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

"Code" - means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

"Default" - shall have the meaning ascribed to such term in
Section 9.1.

"Distributions" - shall have the meaning ascribed to such term in Section 7.7.

"Effective Date" - means the date the Loan (or any part thereof) is disbursed to Borrowers or as Borrowers may otherwise direct.

"Equipment Leases" - shall have the meaning ascribed to such term in Section 5.17.

"ERISA" - means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, any successor statute and any applicable regulations or guidance promulgated thereunder.

"ERISA Affiliate" - means (i) any corporation which is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrowers or either one of them; (ii) a partnership or other trade or business (whether or not incorporated) which is or was under common control (within the meaning of Section 414(c) of the Code) with Borrowers or either one of them; and (iii) any entity that is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrowers or either one of them, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

"ERISA Assumption" - means that, except for funds that Lender may be considered to receive from Borrowers, no part of the funds to be used by Lender for the Loan are, under the Code, ERISA, any amendments thereto, any successor statutes, any regulations or guidance promulgated thereunder, or any other law, the assets of any Plan.

"Fixed Rate" - shall have the meaning ascribed to such term in the Note.

"Fixed Rate Period" - shall have the meaning ascribed to such term in the Note.

"Fixed Rate Price Adjustment" - shall have the meaning ascribed to such term in the Note.

"Gateway Property" - shall have the meaning ascribed to such term in Recital A.

"Guarantors" - means (a) collectively, Glenborough
Corporation, a California corporation, and Robert Batinovich and (b) individually, either one of the foregoing.

"Guaranty" - means that certain Guaranty of Non-Recourse
Exceptions dated as of the date hereof executed by Guarantors.

"Hazardous Materials" - shall have the meaning ascribed to such term in Section 6.1(a).

"Hazardous Materials Claims" - shall have the meaning ascribed to such term in Section 6.1(c).

"Hazardous Materials Indemnity" - means that certain
Hazardous Materials Indemnity Agreement (Unsecured) dated as of the date hereof executed by Guarantors.

"Hazardous Materials Laws" - shall have the meaning ascribed to such term in Section 6.1(b).

"Leases" - means all agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the Effective Date, together with all amendments and modifications thereto.

"Lender" - means Wells Fargo Bank, National Association, its successors and assigns.

"Liabilities" - means the principal of, and all interest on, the Loan, all fees, expense reimbursements, taxes, indemnification obligations and all other amounts of any kind or nature payable by Borrowers to Lender pursuant to this Agreement or any other Loan Document.

"Loan" - means the aggregate principal sum that Lender agrees to lend and that Borrowers agree to borrow pursuant to the terms and conditions of this Agreement: Twenty-Six
Million Six Hundred Fifty Thousand and No/100 Dollars
($26,650,000.00).

"Loan Documents" - means this Agreement and those documents, as hereafter amended, supplemented, restated, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed on Exhibit F as Loan Documents, all in form and substance acceptable to Lender.

"Loan Year" - means, a one (1) year period of time commencing on the Effective Date, and each one (1) year period of time commencing on the anniversary of said date.

"Maturity Date" - shall have the meaning ascribed to such term in Section 2.4.

"Memphis Property" - shall have the meaning ascribed to such term in Recital C.

"Note" - means that certain Amended, Restated and Consolidated Promissory Note of even date herewith, in the original principal amount of the Loan, executed by Borrowers in favor of Lender, as hereafter amended, supplemented, restated, replaced or modified from time to time. The Note, among other things, amends, restates and consolidates the indebtedness outstanding under that certain Promissory Note dated as of December 17, 1986, in the original principal amount of Fourteen Million Two Hundred Ten Thousand and No/100s Dollars ($14,210,000.00) made and given by Borrower B to and in favor of The Variable Life Insurance Company, a Texas corporation (the "Original Maryland Note"), which Original Maryland Note, and the indebtedness evidenced thereby, has been assigned to Lender and the request of the Borrowers.

"Other Related Documents" - means those documents, as hereafter amended, supplemented, restated, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed on Exhibit F as Other
Related Documents, all in form and substance acceptable to Lender.

"Park Plaza Property" - shall have the meaning ascribed to such term in Recital B.

"Permitted Encumbrances" means, as to each Property, (a) the liens, encumbrances and other matters described on Schedule B to the title insurance policies insuring the liens of the deeds of trust listed on Exhibit F with respect to such Property, (b) the liens, encumbrances and security interests in favor of Lender under the Loan Documents, (c) the liens and security interests created pursuant to the Equipment Leases with respect to such Property, and (d) any other liens, encumbrances or other similar matters which are permitted under the Loan Documents or otherwise approved by Lender.

"Plan" - means a "plan" as that term is defined in Section
3(3) of ERISA or Section 4975 of the Code.

"Plan Asset Regulation" - means the United States Department of Labor regulations at 29 C.F.R. 2510.3-101.

"Properties" - means (a) collectively, the Gateway Property, the Park Plaza Property, the Memphis Property, the Seattle Property and the Rockville Property and (b) individually, any one of the foregoing.

"Property Proceeds" - shall have the meaning ascribed to such term in Section 7.10.

"Required Permits" - shall have the meaning ascribed to such term in Section 5.18.

"Rockville Property" - shall have the meaning ascribed to such term in Recital E.

"Seattle Property" - shall have the meaning ascribed to such term in Recital D.

     1.2  Exhibits and Schedules Incorporated.  Exhibits A,
B, C, D, E, F, G, H, I and J and Schedules 5.6 and 6.1, all attached hereto are hereby incorporated into this Agreement.


                         ARTICLE II. LOAN

     2.1 Loan. Subject to the terms of this Agreement, Lender agrees to lend to Borrowers and Borrowers agree to borrow from Lender the principal sum of Twenty-Six Million Six Hundred Fifty Thousand and No/100 Dollars ($26,650,000.00), said sum to be evidenced by the Note. The Loan shall be fully disbursed on the date that all of the conditions contained in this Agreement are either satisfied or waived by Lender.

     2.2 Loan Documents. Borrowers shall deliver to Lender, concurrently with this Agreement, each of the documents, properly executed and in recordable form, as applicable, described on Exhibit F as Loan Documents, together with those documents described on Exhibit F as Other Related Documents. Notwithstanding the foregoing, Borrowers shall deliver to Lender within ninety (90) days after the date hereof the Non-Disturbance, Attornment, Estoppel and
Subordination Agreements listed in Paragraph A.    on
Exhibit F and Borrowers shall deliver to Lender within sixty
(60) days after the date hereof the consent of Burlington
Northern Railroad Company as listed in Paragraph A.    on
Exhibit F.

     2.3 Effective Date. The date of the Loan Documents is for reference purposes only. The effective date of delivery and transfer to Lender of the security under the Loan Docu-ments and of Borrowers' and Lender's obligations under the Loan Documents shall be the date (the "Effective Date") the Loan (or any part thereof) is disbursed to Borrowers or as Borrowers may otherwise direct.

     2.4 Maturity Date. Subject to Lender's rights to accelerate the Loan in accordance with the terms and provisions of the Loan Documents, the entire principal balance of the Loan (together with all accrued and unpaid interest and all other Liabilities) shall be due and payable on December 9, 1997 (the "Maturity Date"). All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

     2.5 Credit for Principal Payments. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m.
(Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds.

     2.6 Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under the Loan Documents (other than the Guaranty and the Hazardous Materials Indemnity), Lender shall issue a full reconveyance or release (as applicable) of the Properties from the liens created by the Loan Documents; provided, however, that as a condition precedent to such reconveyance or release, Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents. In no event shall Lender be required to issue a reconveyance or release (as applicable) of any one or more of the Properties until receipt by Lender of all sums owing and outstanding under the Loan Documents and satisfaction of the foregoing conditions precedent.

     2.7 Voluntary Prepayment. The Loan (or any part thereof) may be prepaid provided, that Borrowers pay Lender
(as a condition to Lender's acceptance of the prepayment) the Fixed Rate Price Adjustment provided for in the Note.
No prepayment fees (other than the Fixed Rate Price
Adjustment provided for in the Note) shall be payable in connection with any such prepayment.

     2.8 Limitation on Partners' Liability. With the exception of Non-Recourse Exception Matters (as defined below), Lender's recovery against Borrowers under the Loan
Documents shall be limited solely to the collateral given to Lender as security for Borrowers' performance under the Loan
Documents and to the general assets of Borrowers themselves.
Such recovery shall not be a lien, or the basis of a claim of lien or levy of execution, against the general assets of any partner (other than Borrower A) of any Borrower.
Notwithstanding the foregoing, any general partner of any Borrower and the general assets of any general partner of any Borrower shall be fully liable to Lender to the same extent that any Borrower would be liable absent the foregoing limitation of this paragraph for the following
(collectively, the "Non-Recourse Exception Matters"): (a) fraud or willful misrepresentation on the part of any Borrower or any partner; (b) waste; (c) failure of any Borrower or any partner to pay any income or other taxes, assessments or other charges attributable to any Borrower or any partner which can create liens on any portion of one or more of the Properties (to the full extent of any such taxes, assessments or other charges); (d) any misrepresentation on the part of any Borrower with respect to the matters set forth in Section 5.16 of this Agreement;
(e) any amounts received in contravention of any covenant set forth in Section 7.7 of this Agreement, including, without limitation, the amount of any money or value of any property received by any Borrower or any partner as a distribution from any Borrower if such distribution was prohibited under the terms of this Agreement (to the full extent of such distribution); (f) any breach by any Borrower of any covenant under Article VI, any representation or warranty of any Borrower under such Article proving to have been untrue when made, or the presence of any Hazardous
Materials in, on or about any of the Properties; (g) any failure by any Borrower to comply with any provision of any Loan Document prohibiting the sale or further mortgaging or voluntarily encumbering of any one or more of the Properties
(or any direct or indirect interest therein or any direct or indirect interest in any Borrower); (h) any failure of any Borrower after a Default has occurred and is continuing, to apply on a current basis and prior to other application, the proceeds of rents and other income of any of the Properties or other collateral towards the payment of current costs which at that time have been accrued and are unpaid in connection with the maintenance or operation of any of the Properties; (i) insurance and/or condemnation proceeds which are received by any Borrower and which are not delivered to Lender or otherwise applied as required under the terms of the Loan Documents; (j) security deposits which are received by any Borrower from tenants of any of the Properties and which are not delivered to Lender following the foreclosure or other transfer of any of the Properties to Lender or otherwise applied as required under the terms of the Loan
Documents; (k) all loss, damage, cost and expense (including attorneys' fees and expenses) incurred by Lender as a result of an uninsured casualty or from a casualty or liability that is not insured in the amount and to the extent required under the Loan Documents; or (l) any breach by any Borrower of any covenant under Section 7.2. In addition, the limitations hereof shall not be deemed to limit: (i) any right Lender might otherwise have to obtain injunctive relief against one or both of the Borrowers, any partner of one or both Borrowers or any other person or entity; (ii) any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests now or at any time hereafter securing the payment and performance of all Liabilities and other obligations under this Agreement or any of the other Loan Documents; or (iii) the collection of amounts which may become owing or payable under or on account of insurance, condemnation awards or damages for other public actions or surety bonds maintained or provided by one or both Borrowers; provided, however, that the assertion by Lender of any such right, suit, action or collection of amounts shall not result in a monetary claim upon the general assets of any partner of one or both
Borrowers except as otherwise provided herein. The parties acknowledge that the terms "partner" or "general partner" or similar terms when used in this Agreement or in the other
Loan Documents in connection with a joint venture shall be deemed to include, without limitation, any joint venturer in such joint venture.


                    ARTICLE III.  DISBURSEMENT

     3.1 Conditions Precedent. Lender's obligation to make the Loan shall be subject to satisfaction of each of the following conditions precedent:

          (a) There shall exist no Default under this Agree-ment or under any of the other Loan Documents or the Other Related Documents, or any event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both.

          (b)  Lender shall have received all of the Loan
Documents, the Other Related Documents and all other docu-ments, instruments, policies, and forms of evidence or other materials required by Lender under the terms of this Agreement or any of the other Loan Documents.

          (c) Lender shall have received and approved: (i) a soils report for each of the Properties and (ii) an environmental questionnaire and environmental site assessment with respect to the presence, if any, of Hazardous Materials on each of the Properties.

          (d) Lender shall have received a commitment for an ALTA mortgagee policy of title insurance with respect to each of the Properties (i) issued by a title insurance company acceptable to Lender, (ii) in an amount acceptable to Lender (not to exceed in the aggregate the amount of the Loan), (iii) subject only to matters approved by Lender in writing, (iv) containing those endorsements required by Lender and (v) otherwise in form and substance acceptable to Lender. During the term of the Loan, Borrowers shall deliver to Lender (at Borrowers' sole cost and expense), within five (5) days of Lender's written request, such endorsements to the title insurance policy as Lender may reasonably require in connection with (A) any amendment or modification to the Loan Documents, (B) any protective advance of funds made by Lender (of any type or nature) or
(C) any advance of funds made by Lender after the occurrence of a Default (whether as a protective advance, payment due to third parties or otherwise).

     3.2 Disbursement of the Loan. Any disbursements of the Loan which are made by means of wire transfer shall be subject to the provisions of any funds transfer agreement which is identified on Exhibit F attached hereto.


                      ARTICLE IV.  INSURANCE

     Borrowers shall, while any obligation of Borrowers under any Loan Document remains outstanding, maintain at Borrowers' sole expense, with licensed insurers reasonably approved by Lender, the following policies of insurance in form and substance reasonably satisfactory to Lender:

     4.1 Property Insurance. With respect to each of the Properties, a hazard insurance policy, containing such endorsements as Lender may reasonably require. Lender shall be named on the policies under a Lender's Loss Payable Endorsement (form #438BFU or equivalent).

     4.2 Flood Hazard Insurance. With respect to each of the Properties, a policy of flood insurance, as required by applicable governmental regulations, or as deemed reasonably necessary by Lender.

     4.3 Liability Insurance. With respect to each of the Properties, a policy of comprehensive general liability insurance with limits as reasonably required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property.

     4.4 General. Borrowers shall provide to Lender the originals of all required insurance policies, or other evidence of insurance reasonably acceptable to Lender. All insurance policies shall provide that the insurance shall not be cancelable or materially changed without ten (10) days prior written notice to Lender. Lender shall be named under a Lender's Loss Payable Endorsement (form #438BFU or equivalent) on all property insurance policies which Borrowers maintain.

     4.5 Flood Zone Notification. If required by applicable law, each Borrower, as lessor or seller of one or more of the Properties (or any portion thereof) under any existing or future Lease or sale agreement, shall promptly give written notice to all lessees or purchasers of the fact that said Property is located in a flood hazard area. Borrowers acknowledge that such written notices, if required by applicable law, have been given by them or will be promptly given.


            ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     As a material inducement to Lender's entry into this Agreement, Borrowers represent and warrant to Lender as of the Effective Date that:

     5.1 Authority/Enforceability. Borrowers are in compliance with all laws and regulations applicable to their organization, existence and transaction of business (the failure of which could adversely affect the value of one or more of the Properties, the Lender's interest therein or the ability of Borrowers to operate the Properties in a first class manner) and Borrowers have all necessary rights and powers to own the Properties and to perform their obligations hereunder and under the other Loan Documents.

     5.2 Binding Obligations. Borrowers are authorized to execute, deliver and perform their obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrowers.

     5.3 Formation and Organizational Documents. To the extent required by Lender, Borrowers have delivered to Lender all formation and organizational documents of Borrowers and of such other entities as provided for on Exhibit F, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.
Borrowers shall promptly provide Lender with copies of any amendments or modifications of the formation or organiza-tional documents.

     5.4 No Violation. Borrowers' execution, delivery and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, joint venture agreement, articles of incorporation, bylaws, operating agreement or other document; (b) violate any governmental requirement or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; or (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document; in each case, by which one or both of the Borrowers, one or more partners of any Borrower or one or more of the Properties is bound or affected.

     5.5 Compliance with Laws. Borrowers have all permits, licenses, exemptions and approvals necessary for the current use of the Properties.

     5.6 Litigation. Except as disclosed in Schedule 5.6 attached hereto and made a part hereof, there are no claims, actions, suits or proceedings pending, or to either
Borrower's knowledge threatened, against one or both of the Borrowers or affecting one or more of the Properties.

     5.7 Financial Condition. All financial statements and information heretofore delivered to Lender by Borrowers, including, without limitation, information relating to the financial condition of Borrowers, the Guarantors, the Properties and the partners of Borrowers, fairly and accurately represent the financial condition of the subject thereof and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrowers acknowledge and agree that Lender may request and obtain additional information from third party credit reporting agencies or any such similar service regarding any of the above, including, without limitation, credit reports.

     5.8 No Material Adverse Change. There has been no material adverse change in the financial condition of either of the Borrowers, either of the Guarantors or any partner of either of the Borrowers since the dates of the latest financial statements furnished to Lender by either of the Borrowers and, except as otherwise disclosed to Lender in writing, neither of the Borrowers, neither of the Guarantors nor any partner of either of the Borrowers has entered into any material transaction which is not disclosed in such financial statements.

     5.9 Accuracy. All reports, documents, instruments, information and forms of evidence delivered to Lender by either or both of the Borrowers concerning the Loan or security for the Loan or required by the Loan Documents are accurate and correct in all material respects and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

     5.10 Tax Liability. Borrowers have filed all required federal, state, county and municipal tax returns and have paid all taxes and assessments owed and payable, and neither of the Borrowers has any knowledge of any basis for any additional payment with respect to any such taxes and assessments.

     5.11 No Defaults. Neither of the Borrowers, nor any Guarantor, nor any partner of either of the Borrowers is in default under any contract, agreement or other document by which it or its property is bound, which default could materially and adversely affect the ability of either of the Borrowers or either of the Guarantors to perform their obligations under the Loan Documents.

     5.12 Management Agreements. There are no property management or leasing agreements respecting any of the Properties, and Glenborough Corporation acts as property manager for the Borrowers under the terms of the partnership agreement for Borrower A and the joint venture agreement of Borrower B.

     5.13 Chief Executive Office. The chief executive office and principal place of business of both of the Borrowers is located as follows:

     Glenborough Corporation
     400 South El Camino Real
     11th Floor
     San Mateo, California 94402

     5.14  Ownership Structure.  The ownership structure of
Borrowers and their partners (including the percentage ownership interests) is set forth on Exhibit G attached hereto and made a part hereof.

     5.15 ERISA. (a) Borrowers do not maintain or have any obligation or liability with respect to, and Borrowers have never maintained or had any obligation or liability with respect to, any Benefit Plan.

          (b)  Neither (i) the assets of any of the
Borrowers, nor (ii) the assets of any person or entity which owns an equity interest in either of the Borrowers are pursuant to ERISA or the Code considered for any purpose of ERISA or Section 4975 of the Code to be assets of a Plan. Neither the execution or delivery of this Agreement or of any of the other Loan Documents by Borrowers, nor the performance by Borrowers of their obligations under this Agreement or under any of the other Loan Documents, nor any transaction contemplated under this Agreement or under any of the other Loan Documents, nor the exercise by Lender of any of its rights or remedies under this Agreement or under any of the other Loan Documents is or will be a "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975 of the Code. For purposes of the preceding representation and warranty, it is assumed that the ERISA Assumption is accurate.

     5.16 Leases. The Leases listed on the rent roll attached hereto as Exhibit H and made a part hereof are, as of the date hereof, the only Leases of the Properties and none of such Leases have been modified, altered or amended except as set forth on Exhibit H. All information contained on Exhibit H is true, accurate and complete. Except as otherwise disclosed on Exhibit H, each of the Leases is in full force and effect and is enforceable in accordance with its terms, and no breach, default or event which would constitute a breach or default after notice or the passage of time, or both, exists under any of the Leases on the part of any party thereto. Except as otherwise set forth on Exhibit H: (a) the lessees under the Leases have accepted and are in possession of their respective premises, all leasehold improvements in such premises have been completed and no additional work or payments with respect to the same are required on the part of the lessors; (b) no party under any of the Leases has any charge or claim of offset under any Lease or otherwise, against rents or other amounts due or to become due under the Leases; (c) no party under any of the Leases has paid, or is entitled to any credit for, any security deposit; (d) no party under any of the Leases has any right to renew or extend the term of its Lease or to terminate its Lease prior to the stated termination date;
(e) no party under any of the Leases has any right or option to purchase all or any portion of any of the Properties or to participate in the proceeds of any sale of the same; and
(f) no rent or other payment under any of the Leases has been paid more than one (1) month in advance. None of either Borrower's interest under any of the Leases has been transferred or assigned.

     5.17 Equipment Leases. (a) (i) one of the Borrowers or its predecessor in interest as lessee, has heretofore executed and delivered certain equipment leases described on
Exhibit I attached hereto and made a part hereof and (ii) one or both of the Borrowers may hereafter execute and deliver additional equipment leases for equipment to be used at, on or in connection with one or more of the Properties (the equipment leases referred to in clause (i) and clause
(ii) above are hereinafter collectively referred to as the "Equipment Leases").

          (b) Borrowers represent and warrant that (i) one of the Borrowers is lessee under each Equipment Lease; (ii) no Equipment Lease is in default (and no condition exists that after the giving of notice, the passage of time or both, would constitute a default); (iii) no Equipment Lease has been heretofore sold, assigned, transferred or set over by either Borrower and so long as any Liabilities shall remain outstanding will not at any time be sold, assigned, transferred or set over by either Borrower or by any person or persons whomsoever; (iv) to the extent the Equipment
Leases are assignable, one of the

Borrowers has good right to assign, transfer and set over the Equipment Leases and to grant to and confer upon Lender the rights, interests, powers and/or authorities granted and conferred in the deeds of trust executed in connection herewith for each of the Properties; (v) the equipment that is the subject of the Equipment Leases will not be removed from the Property relating to such Equipment Leases without consent of Lender, unless said equipment is replaced with equipment of like or better utility that is owned by one of the Borrowers (and subject to the lien of the deed of trust relating to the applicable Property) or leased (and subject to the assignment set forth in the deed of trust for such Property); and (vi) Exhibit I sets forth all of the Equipment Leases that exist as of the Effective Date.

     5.18 Required Permits. Certain governmental licenses, permits and authorizations (herein called "Required Permits") are required (or may be required from time to time) for the lawful operation of each of the Properties. Borrowers represent and warrant that (i) one of the Borrowers is the licensee or permittee under each Required Permit (and all of the Required Permits are in full force and effect); (ii) each Required Permit has been duly issued and all fees in connection therewith paid, and no default exists thereunder; (iii) no Required Permit has been heretofore sold, assigned, transferred or set over by any instrument (other than other Loan Documents) now in force and so long as any of the Liabilities shall remain outstanding will not, without Lender's prior consent, at any time be sold, assigned, transferred or set over by any of the Borrowers or by any person or persons whomsoever; and
(iv) to the extent permitted by law, one of the Borrowers has good right to assign, transfer and set over the assignable Required Permits and to grant to and confer upon Lender the rights, interests, powers and/or authorities granted and conferred in the deeds of trust executed in connection herewith for each of the Properties. Borrowers hereby represent and warrant that the Required Permits listed on Exhibit J attached hereto and made a part hereof constitute all of the licenses, permits, authorizations and approvals required to lawfully operate each of the Properties for its full intended purpose and use.

                ARTICLE VI.  HAZARDOUS MATERIALS

     6.1 Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrowers hereby represent and warrant, in each case, to the best of Borrowers' knowledge as of the Effective Date, as follows:

          (a)  Hazardous Materials.  Except as disclosed on
Schedule 6.1 attached hereto and made a part hereof, none of the Properties is (or has been) a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws, as described below, and/or under any other applicable environmental laws, ordinances or regulations (collectively, the "Hazardous Materials"), except for any such Hazardous Materials that are used in the ordinary course of business and in compliance with all applicable Hazardous Materials Laws and all manufacturers' specifications.

          (b) Hazardous Materials Laws. Except as disclosed on Schedule 6.1 attached hereto and made a part hereof, each of the Properties is in compliance with all laws, ordinances and regulations relating to Hazardous Materials ("Hazardous
Materials Laws"), including, without limitation:  the Clean
Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the
Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq.; the Resource Conservation and Recovery
Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and
Liability Act of 1980, as amended (including the Superfund
Amendments and Reauthorization Act of 1986, "CERCLA"), 42
U.S.C. Section 9601 et seq.; the Toxic Substances Control
Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C.
Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine
Safety and Health Act of 1977, as amended, 30 U.S.C. Section
801 et seq.; the Safe Drinking Water Act, as amended, 42
U.S.C. Section 300f et seq.; and all applicable state and local laws, orders and regulations.

          (c) Hazardous Materials Claims. There are no claims or actions ("Hazardous Materials Claims") pending or threatened against either of the Borrowers or affecting any one or more of the Properties by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials
Laws.

     6.2 Hazardous Materials Covenants. Borrowers covenant and agree as follows:

          (a) No Hazardous Activities. Except as disclosed on Schedule 6.1, none of the Borrowers shall cause or permit any of the Properties to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Haz-ardous Materials, except for any such Hazardous Materials that are used in the ordinary course of business and in compliance with all applicable Hazardous Materials Laws and all manufacturers' specifications.

          (b) Compliance. Borrowers shall comply and cause the Properties to comply with all Hazardous Materials Laws.

          (c) Notices. Borrowers shall promptly notify Lender in writing of: (i) any knowledge by Borrowers of any Hazardous Materials on, under or about any of the Properties; (ii) any knowledge by Borrowers that any of the Properties do not comply with any Hazardous Materials Laws;
(iii) any Hazardous Materials Claims initiated or, to Borrowers' knowledge, threatened; and (iv) any knowledge by Borrowers of any Hazardous Materials on any real property adjoining any of the Properties.

          (d) Remedial Action. In response to the presence of any Hazardous Materials on, under or about any of the Properties, Borrowers shall immediately take, at Borrowers' sole expense, all remedial action required by any Hazardous Materials Laws and any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

     6.3 Inspection By Lender. Upon reasonable prior notice to Borrowers, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter, inspect and take samples of any one or more of the Properties for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from any one or more of the Properties.

     6.4 Hazardous Materials Indemnity. Borrowers hereby agree to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors, assigns and participants (collectively, the "Indemnified Parties") from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, reasonable attorneys' and paralegals' fees and expenses, both internal and external) which one or more of the Indemnified Parties may incur as a direct or indirect consequence of the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about any one or more of the Properties. Borrowers shall promptly pay to the Indemnified Parties (upon demand) any amounts owing under this indemnity, together with interest from the date of demand until paid at the rate of interest applicable to the principal balance of the Note. Notwithstanding the foregoing, this indemnity shall not apply to, losses, damages, costs, expenses, liabilities or claims arising out of any environmental condition solely caused by or solely resulting from the gross negligence or willful misconduct of any Indemnified Party or its agents. BORROWER'S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE OF THE LIENS CREATED BY ANY OF THE LOAN DOCUMENTS.

     6.5 Legal Effect of Section. Borrowers and Lender agree that Borrowers' duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under any of the Loan Documents, or transfer of any one or more of the Properties in lieu thereof; (ii) the release and reconveyance or cancellation of any of the Loan Documents; and (iii) the payment in full of the Liabilities.


               ARTICLE VII.  COVENANTS OF BORROWERS


     7.1 Expenses. Borrowers shall promptly pay Lender upon demand all reasonable costs and expenses (both internal and external) incurred by Lender in connection with or as a result of: (a) the preparation of the Loan Documents; (b) the disbursement of the Loan; (c) the satisfaction of the conditions to the disbursement of the Loan; (d) the administration of the Loan; (e) any request by Borrowers or their agents for approval, consent or any other action to be taken by Lender under (or in connection with) any of the Loan Documents or the transactions contemplated thereby;
(f) the enforcement or satisfaction by Lender of any of Borrowers' obligations under this Agreement or the other
Loan Documents; and (g) any Default. For all purposes of this Agreement, Lender's costs and expenses under this
Section 7.1 shall include, without limitation, all internal and external appraisal fees, cost engineering and inspection fees, reasonable legal and paralegal fees and expenses, accounting fees, environmental consultant fees, auditor fees, and the cost to Lender of any title insurance premiums and title surveys, in each case incurred in connection with the actions described in clauses (a) through (g) above.
Borrowers recognize and agree that (in addition to the foregoing) formal written appraisals of one or more of the Properties by a licensed independent appraiser may be required by Lender's internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option from time to time, require an inspection and appraisal to be made of one or more of the Properties by an appraiser selected by Lender (provided, however, prior to the occurrence of a Default Borrower shall not be required to pay for more than the initial appraisal performed for each of the Properties).

     7.2 ERISA. (a) Borrowers shall at all times comply with all applicable provisions of ERISA with respect to any retirement or other employee benefit plan to which either or both of them are a party as employer, and as soon as possible after either Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of either Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

          (b) Borrowers shall at no time maintain, or have any obligation or liability with respect to, any Benefit
Plan. Borrowers shall take and cause to be taken all necessary actions so that at no time shall any ERISA
Affiliate maintain, or have any obligation or liability with respect to, any Benefit Plan.

          (c) Borrowers shall take and cause to be taken all necessary actions so that (i) at all times neither (A) the assets of either or both of the Borrowers, nor (B) the assets of any person or entity which directly or indirectly owns an equity interest in either or both of the Borrowers are pursuant to ERISA or the Code considered for any purpose of ERISA or Section 4975 of the Code to be assets of a Plan, and (ii) assuming the accuracy of the ERISA Assumption, regardless of whether the ERISA Assumption is in fact accurate, at all times neither the execution or delivery of this Agreement or of any of the other Loan Documents by Borrowers, nor the performance by Borrowers of their obligations under this Agreement or under any other Loan Document, nor any transaction contemplated under this Agreement or under any other Loan Document, nor the exercise by Lender of any of its rights or remedies under this Agreement or under any of the other Loan Documents will be a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code. Borrowers shall deliver to Lender such certifications or other evidence from time to time as reasonably requested by Lender that a Default described in Section 9.1(l) has not occurred.

     7.3 Liens. Borrowers covenant and agree that, except for the Permitted Encumbrances and except as may otherwise be expressly permitted under the Loan Documents (and subject to the limitations provided for therein), Borrowers will not create or permit to exist any lien upon or with respect to any of the property that secures the Loan. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Borrowers shall have the right to contest by appropriate legal proceedings diligently prosecuted and in a manner that shall prevent interference with the use of the Properties for their intended purpose and foreclosure or other action adversely affecting Lender's liens thereon (a) any governmental requirement, act or action affecting any of the Properties, (b) any real estate taxes and assessments imposed or assessed upon any of the Properties or which may be or become a lien thereon, and
(c) any mechanic's, materialman's or other liens or claims for lien (including subordinate liens) upon any of the Properties (all herein called "Contested Items"), and the existence of a Contested Item shall not constitute a Default hereunder, if all of the following conditions are satisfied:

          (i)    Borrowers shall give notice of any
     Contested Item to Lender at the time the same shall be asserted.

          (ii)   Borrowers shall deposit with Lender (or
     with the appropriate government authority, if applicable) the full amount of such Contested Item or which may be claimed by any governmental authority or which might result from an adverse conclusion of such contest, together with such amount as Lender may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Borrowers may furnish to Lender a bond or title indemnity in such amount and form, and issued by a bond or title insurance company, as may be reasonably satisfactory to Lender.

          (iii)  Borrowers shall diligently prosecute
     the contest of any Contested Item by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Properties (and any interference with the use of the Properties for their intended purpose) and shall permit Lender to be represented in any such contest and shall pay all expenses incurred by Lender in so doing, including, but not limited to, reasonable fees and expenses of Lender's counsel (all of which shall constitute so much additional Liabilities bearing interest at the rate of interest applicable under the Note until paid, and payable upon demand).

          (iv)   Borrowers shall pay such Contested Item
     together with interest and penalties thereon (A) if and to the extent that any such Contested Item shall be determined adverse to Borrowers, or
     (B) upon demand by

     Lender if, in the reasonable
     opinion of Lender, and notwithstanding any such contest any of the Properties shall be in jeopardy or in danger of being forfeited or foreclosed;
     provided, that if Borrowers shall fail to do so, Lender may, but shall not be required to, pay such Contested Item and interest and penalties thereon and such other sums as may be necessary in the judgment of Lender to obtain the release and discharge of such item; and any amount expended by Lender in so doing shall be so much additional
     Liabilities bearing interest at the rate of interest applicable under the Note until paid, and payable upon demand; and provided further that Lender may in such case use and apply for said purpose the monies deposited as provided in subsection (ii) above or may demand payment upon any bond or title indemnity furnished as aforesaid.

     7.4 Indebtedness. Borrowers covenant and agree that, except as may be otherwise expressly permitted under the Loan Documents (and subject to the limitations provided for therein) or as otherwise approved in writing by Lender, Borrowers shall not incur any indebtedness (which shall be deemed to include, but not be limited to, guarantee obligations and capital lease obligations) other than indebtedness incurred in the normal day to day operation of the Properties.

     7.5 Conduct of Business. Borrowers covenant and agree that they will not conduct any business other than the operation of the Properties. Borrowers covenant and agree that they will not acquire (whether directly or indirectly) any interests in real estate that are not owned by Borrowers on the Effective Date (said prohibition shall be deemed to include, but shall not be limited to, the acquisition of an interest in a partnership, corporation or limited liability company that directly or indirectly owns an interest in real estate).

     7.6 Performance by Third Parties. To the extent that any of the obligations of Borrowers hereunder (or under any of the other Loan Documents) are obligations that need to be performed by (or with the assistance or cooperation of) third parties, Borrowers covenant and agree to cause such third parties to perform said obligations.

     7.7  Distributions to Partners and Affiliates.
Borrowers will retain all rents and other revenues, income and receipts from the Properties in (i) accounts of Borrower
B, as to the Rockville Property, and (ii) accounts of Borrower A, as to the other Properties, will not commingle such rents and other revenues, income and receipts with assets of any Affiliates of any Borrower, and will use such rents and other revenues, income and receipts solely for Property operations and debt service on the Loan, with any and all excess amounts being held in reserve for the same. Borrowers covenant and agree that neither Borrower will make any distributions, loans or payments (of any type or nature) to or at the direction of any Affiliate of or partner of either of the Borrowers or any Affiliate of any of the foregoing (collectively, "Distributions"). Neither Borrower shall pay to any Borrower, any partner of any Borrower or any Affiliate of any of the foregoing any overhead fees, leasing fees, management fees, marketing fees, consulting fees (or any fees similar to any of the foregoing) during the term of the Loan; provided, however, the foregoing provision of this Section 7.7 shall not prohibit Borrowers from paying (so long as no Default exists hereunder) the partnership administration fees, asset management and administration fees and property management fees expressly provided to be paid to certain of the general partners of the Borrowers (or to the general partners of such general partners) under the partnership agreement of Borrower A and the joint venture agreement of Borrower B.

     7.8 Leases. Borrowers covenant and agree that Borrowers shall not enter into any Lease: (i) for space of ten thousand (10,000) or more square feet; (ii) for a term of five (5) or more years; or (iii) at a rental rate of less than fair market value or under other terms and conditions that are less advantageous to the lessor than those customary in leases of similar space for a similar term under the then-current market conditions; in each case unless Lender, in its reasonable discretion, has approved of the transaction as a whole and all of the terms thereof. Borrowers further covenant and agree that subject to the limitations contained herein, Borrowers shall use their best efforts to keep all of the space in the Properties leased at all times at rentals that are not less than the market rental value for the Properties.

     7.9 Management Agreements. Borrowers covenant and agree that except for the partnership agreement of Borrower A and the joint venture agreement of Borrower B, neither of which shall be amended without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), Borrower shall not enter into any agreement for the management, leasing or operation of the Properties (or any portion thereof), without first obtaining Lender's prior written consent (which consent shall not be unreasonably withheld or delayed).

     7.10 Insurance and Condemnation Proceeds. (a) Borrowers covenant and agree that the following shall be paid directly to Lender (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation affecting any of the Properties, (ii) all other claims and awards for damages to, or decrease in value of, any of the Properties, (iii) all proceeds of any insurance policies payable by reason of a loss sustained to any of the Properties and (iv) all interest which may accrue on any of the foregoing (collectively, the "Property Proceeds"). Borrowers covenant and agree to notify Lender within five (5) Business Days of the occurrence of any event that may result in Property Proceeds. Lender may (at its discretion) apply all or any portion of the Property Proceeds that it receives to its expenses in settling, prosecuting and defending any claim related thereto and may apply the balance of the Property Proceeds to the Liabilities in any order, and/or Lender may release all or any part of the Property Proceeds to Borrower upon any conditions Lender may reasonably impose. Lender may commence, appear in, defend and prosecute any action related to the Property Proceeds and may adjust, compromise, settle and collect all Property Proceeds.

          (b) At its sole option, Lender may permit Property Proceeds held by Lender to be used for repair or restoration but may condition such application upon reasonable conditions, including, without limitation: (i) that no Default exists (and no event has occurred that with the giving of notice or the passage of time (or both) would constitute a Default), (ii) the deposit with Lender of such additional funds which Lender reasonably determines are needed to pay all costs of the repair or restoration, (iii) the establishment of an arrangement for lien releases and disbursement of funds reasonably acceptable to Lender, (iv) the delivery to Lender of plans and specifications for the work, a contract for the work signed by a contractor reasonably acceptable to Lender, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be reasonably acceptable to Lender and (v) the delivery to Lender of evidence reasonably acceptable to Lender (A) that after completion of the work the income from the Property affected will be sufficient to pay all expenses for such Property, (B) that upon completion of the work, the size, capacity and total value of such Property will be at least as great as it was before the damage or condemnation occurred, (C) that there has been no material adverse change in the financial condition or credit of Borrowers since the Effective Date and (D) of the satisfaction of any additional conditions that Lender may reasonably establish and that are customarily imposed by Lender. Borrowers acknowledge that the conditions described above are reasonable.

     7.11  Use of the Property.  Borrowers covenant and agree
(a) to continue the current use and operation of the Properties, (b) not to change the use thereof without the prior written consent of Lender and (c) subject to Section 7.3, to operate the Properties in compliance with all laws, statutes, ordinances, rules and regulations applicable thereto (the failure of which could adversely affect the value of the Properties, the Lender's interest therein or the ability of Borrowers to operate the Properties in a first-class manner). Borrowers further covenant and agree to maintain all of the licenses, permits and approvals necessary for the current use of the Properties.

     7.12 ADA Compliance. Borrowers shall make all changes and alterations to the Properties as and when required by the ADA.

     7.13 Required Notices. Borrowers covenant and agree to notify Lender, within five (5) Business Days from the occurrence of any event known to either of the Borrowers (or the receipt of any notice by either or the Borrowers) that could have an adverse affect on either of the Borrowers, either of the Guarantors, any partner of Borrowers or any of the Properties (or any portion thereof), including, but not limited to (a) the assertion of any claim (other than insured claims) affecting any of the Borrowers, any of the Guarantors, any partner of Borrowers or any of the Properties, (b) the filing of any action or proceeding affecting any of the Borrowers, any of the Guarantors, any partner of Borrowers or any of the Properties, (c) the occurrence of any damage to any of the Properties, (d) any condemnation offer or action affecting any of the Properties, (e) notices regarding violations of laws affecting any of the Borrowers, any or the Guarantors, any partner of Borrowers or any of the Properties, or (f) notices alleging a default (by any party thereto) under either the partnership agreement of Borrower A or the joint venture agreement of Borrower B.

     7.14 Chief Executive Office. Borrowers covenant and agree that they will notify Lender of any change in the location of the chief executive office of Borrowers or either of them within five (5) days from the date of said change.

     7.15 Ownership Structure. From time to time and within five (5) days after a request from Lender, Borrowers shall deliver to Lender a certificate that sets forth (as of the date of said certificate) any changes to Exhibit G.

     7.16 Further Assurances. Upon Lender's request and at Borrowers' sole cost and expense, Borrowers shall execute, acknowledge and deliver any other instruments and perform any other acts necessary or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents and to perfect and preserve any liens created by the Loan Documents.

     7.17 Assignment. Without the prior written consent of Lender, Borrowers shall not assign Borrowers' interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrowers acknowledge that Lender would not make this Loan except in reliance on Borrowers' expertise, reputation, prior experience and Lender's knowledge of Borrowers.


                ARTICLE VIII.  REPORTING COVENANTS

     8.1  Financial Information.  (a) Borrowers shall furnish
(or cause to be furnished) to Lender, the following financial statements and information at the following times:

     (i) Within fifteen (15) days after the end of each calendar month an operating statement for each of the Properties (prepared in accordance with generally accepted accounting principles consistently applied) for the preceding calendar month, certified as true and correct by a senior financial officer of each of the Borrowers or one of the partners of each of the Borrowers.

     (ii) Within fifteen (15) days after the end of each calendar month, a rent roll for each of the Properties certified by a senior financial officer of each of the Borrowers or one of the partners of each of the Borrowers. The rent roll shall be in a form acceptable to Lender and shall show the following information with regard to each tenant: the name of the tenant, the space (and size of the space) that is leased to the tenant, the monthly or other periodic rental amounts, the status of the rental payments, whether or not there is a security deposit and the amount currently held, the commencement date and expiration date of the Lease and the existence and nature of any options.

     (iii) Within ninety (90) days after the end of each fiscal year of each of the Borrower's operation, an audited balance sheet and an audited income and expense statement, prepared in accordance with generally accepted accounting principles consistently applied by a certified public accountant of recognized standing.

     (iv)      With respect to each of the Guarantors,
               within ninety (90) days after the end of each fiscal year of each such Guarantor's operation, an audited balance sheet and an audited income and expense statement, prepared in accordance with generally accepted accounting principles consistently applied by a certified public accountant of recognized standing.

     (v) Such other financial information and reports as Lender may from time to time reasonably require.

          (b) All financial statements shall be delivered in duplicate. All financial statements shall be accompanied by a certificate of a senior financial officer of the general partner of each Borrower dated within five (5) days of the date such statements are delivered to Lender, stating that he (or she) knows of no Default nor of any event which has occurred that after the giving of notice or passage of time, or both, would constitute a Default, or if such Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto, and except as otherwise specified, stating that Borrowers have fulfilled all of their obligations under this Agreement and the other Loan Documents which are required to be fulfilled on or prior to the date of such certificate.

     8.2 Operating Budgets. On or before the first day of the calendar month that precedes the first calendar month of a fiscal year, Borrowers shall provide Lender with an operating budget for each of the Properties for the immediately following fiscal year. Without limiting the terms, provisions and limitations contained in this Agreement and in the other Loan Documents, the budgets provided to Lender under this paragraph are for Lender's information only and are not subject to Lender's prior approval (nor shall any changes thereto be subject to Lender's prior approval). Subject to the terms, provisions and limitations contained in this Agreement and in the other Loan Documents, Borrowers covenant and agree to operate the Properties substantially in accordance with said operating budgets.

     8.3 Books and Records. Borrowers shall maintain com-plete books of account and other records for each of the Properties, and the same shall be available for inspection and copying by Lender at reasonable times and upon reasonable prior notice.


                ARTICLE IX.  DEFAULTS AND REMEDIES

     9.1 Default. The occurrence of any one or more of the following shall constitute an event of default (hereinafter, "Default") under this Agreement and the other Loan
Documents:

          (a) Monetary. Borrowers' or any Guarantor's failure to pay within five (5) days after receipt of written notice that the same is due, any sums payable under the Note or under any of the other Loan Documents (said written notice shall be deemed to include any monthly invoice or billing statement sent by Lender to Borrowers); or

          (b) Performance of Obligations. Borrowers' or any Guarantor's failure within thirty (30) days after written notice to cure any non-monetary default hereunder (or under any other Loan Document) for which no other grace period is specifically provided herein or therein; provided, however, that: (i) if such default is not susceptible of cure within such thirty (30) day period, such thirty (30) day period shall be extended to a ninety (90) day period, but only if
(A) Borrowers or such Guarantor shall commence such cure within such thirty (30) day period and shall thereafter prosecute such cure to completion, diligently and without delay, and (B) no other Default (or event that after the giving of notice, the passage of time or both would constitute a Default) shall have occurred; and (ii) the grace period provided in this section shall in no event apply to any default relating to (1) maintaining the insurance required hereunder, (2) the payment of money to any person or entity, (3) the fraudulent or intentional misapplication of any funds (including, but not limited to, insurance and condemnation proceeds, rents and other revenues received by Borrowers or any Guarantor), (4) Sections 9.1(c) through (m) of this Agreement or (5) any other Default for which this Agreement or the applicable
Loan Document specifically provides that no period of grace shall be applicable; or

          (c) Attachment. The sequestration or attachment of, or any levy or execution upon, any of the Properties, any other collateral provided by Borrowers under any of the Loan Documents, or any substantial portion of the other assets of Borrowers, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of (A) thirty (30) days after the sequestration, attachment, levy or execution or (B) the sale of the assets affected thereby; or

          (d) Representations and Warranties. (i) The failure of any material representation or warranty made by any Borrower, any partner of any Borrower or any Guarantor in any of the Loan Documents and the continuation of such failure for more than fifteen (15) days after written notice from Lender requesting that Borrowers cure such failure; or
(ii) any material adverse change in the financial condition of any Borrower, any partner of any Borrower or any Guarantor from the financial condition represented to Lender as of the Effective Date; or

          (e)  Voluntary Bankruptcy; Insolvency; Dissolution.
(i) The filing of a petition by any Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by any Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition's material allegations regarding said Borrower's insolvency; (iii) a general assignment by any Borrower for the benefit of creditors; or (iv) any Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of such Borrower or of any of its property; or

          (f) Involuntary Bankruptcy. The failure of any Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against such Borrower, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or

          (g) Partners and Guarantors. The occurrence of any of the events specified in Section 9.1(e) or (f) as to any partner of any Borrower or as to any Guarantor; or

          (h) Loss of Priority. Lender's loss of a valid first lien on any collateral securing the Loan (other than with respect to liens permitted under the Loan Documents or otherwise approved by Lender); or

          (i) Change in Control. If at any time all or any portion of any direct or indirect ownership interest in any Borrower, a partner of any Borrower (or a partner, shareholder or member of a partner of any Borrower) is conveyed, transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether directly, indirectly, conditionally, unconditionally, by operation of law or otherwise) (any of the foregoing being a "Change in Control"). Notwithstanding the foregoing, the following Change in Control shall not be deemed to be a Default hereunder: a conveyance, transfer, sale, assignment or other disposition (but not a pledge, hypothecation or encumbrance) of any direct or indirect ownership interest in any Borrower, a partner of any Borrower (or a partner, shareholder or member of a partner of any Borrower) to an affiliate of the transferor of said interest (provided that said affiliate is directly or indirectly wholly-owned by the same persons that own the transferor);

          (j) Due on Sale. Except as may be expressly permitted by this Agreement or the other Loan Documents, the conveyance, transfer, sale or other disposition of any of the Properties (or any portion thereof, other than obsolete personal property or personal property that is replaced with property of equivalent value and utility) or the mortgaging, encumbering or pledging by any Borrower of any of the Properties (or any portion thereof), all whether voluntarily, involuntarily or by operation of law, and without the prior written consent of Lender; or

          (k)  Benefit Plans.  Any Borrower has any
obligation or liability, contingent or otherwise, which could have a material adverse effect on its ability to make payments to repay the Loan hereunder or a lien on any property of such Borrower arises under ERISA or the Code which is not released or otherwise satisfied to the satisfaction of Lender within thirty (30) days, with respect to any Benefit Plan; or

          (l) ERISA. (i) At any time (A) the assets of any Borrower, or (B) the assets of any person or entity which owns an equity interest in any Borrower are pursuant to ERISA or the Code considered for any purpose of ERISA or
Section 4975 of the Code to be assets of a Plan; provided, however, that a Default shall not be considered to have occurred as set forth in this clause (i) unless Lender determines in good faith that, or Lender determines in its sole discretion exercised in good faith upon consideration of but not limited to the facts presented by such Borrower and without any duty of investigation that Lender cannot within fifteen (15) days of Lender learning of such Plan asset status determine whether, such Plan asset status has, or may reasonably be likely to have, an adverse effect on the performance by such Borrower of its monetary obligations under this Agreement or under any other Loan Document or the exercise by Lender of any of its remedies under this Agreement or under any of the other Loan Documents; or (ii) at any time the performance by any Borrower of any of its obligations under this Agreement or under any other Loan Document, or any of the transactions contemplated under this Agreement or under any other Loan Document, or the exercise by Agent or Lender of any of its rights or remedies under this Agreement or under any of the Loan Documents will be a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code unless at such time the ERISA Assumption is inaccurate; or

          (m) Additional Defaults. If at any time there is a violation of Section 7.4, 7.5, 7.7, 7.8, 7.10, 7.11(a),
7.11(b) or 7.18 of this Agreement or Section 14 or 19 of the Guaranty.

     9.2 Acceleration Upon Default; Remedies. Upon the occurrence of any Default specified in this Article 9, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan
Documents immediately due and payable. Upon such accelera-tion, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, charge, setoff and otherwise apply all or any part of the funds on deposit in the Operating Account against the Liabilities or any part thereof.
To the extent permitted by applicable law, Lender may also exercise all of the rights and remedies of a secured party under the applicable Uniform Commercial Code.

     9.3 Disbursements to Third Parties. Upon the occurrence of a Default occasioned by Borrowers' failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment with Lender's funds or with funds from Borrowers that are on deposit with Lender. Borrowers shall immediately repay such funds upon written demand of Lender (together with interest thereon at the rate set forth in the Note from the date of the disbursement until the outstanding balance thereof is paid in full). The Default with respect to which any such payment has been made by Lender shall not be deemed cured until such repayment has been made by Borrowers to Lender. Any amounts advanced by Lender under this section shall be deemed to be a protective advance that is fully secured by the Loan Documents.

     9.4 Repayment of Funds Advanced. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

     9.5 Rights Cumulative, No Waiver. All of Lender's rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender's exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrowers have cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.


               ARTICLE X.  MISCELLANEOUS PROVISIONS

     10.1 Indemnity. Borrowers hereby agree to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses
(including, without limitation, reasonable attorneys' and paralegals' fees and expenses, both internal and external) which Lender may incur as a direct or indirect consequence of: (a) the purpose to which Borrowers apply the Loan proceeds, (b) the failure of Borrowers to perform any obligations as and when required by this Agreement or any of the other Loan Documents, (c) any failure at any time of any of Borrowers' representations or warranties to be true and correct or (d) any act or omission by Borrowers or a constituent partner of Borrowers relating to the Loan, the Properties or any of the obligations of Borrowers under the Loan Documents. Borrowers shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date of demand until paid at the rate of interest applicable to the principal balance of the Note. BORROWERS' DUTIES AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE OF THE LIENS CREATED BY THE LOAN DOCUMENTS.

     10.2 Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, upon receipt of a telecopy, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrowers or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

     10.3 Attorney-in-Fact. Borrowers hereby irrevocably appoint and authorize Lender, as Borrowers' attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender's or Borrowers' name, any notices, instruments or documents that Lender deems reasonably necessary to protect Lender's interest under any of the Loan Documents. Copies of any such notices, instruments or documents executed by Lender pursuant to such power of attorney shall promptly be provided to Borrowers (provided, however, the failure of Lender to promptly provide any such notices, instruments or documents shall not affect the validity of any such notices, instruments or documents or the power of attorney provided for herein).

     10.4 Actions. No person other than Lender and Borrowers and their permitted successors and assigns shall have any right of action under any of the Loan Documents.
Borrowers agree that Lender may commence, appear in and defend any action or proceeding purporting to affect the Loan Documents and Borrowers shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys' and paralegals' fees and expenses (both internal and external) and court costs.

     10.5 Relationship of Parties. The relationship of Borrowers and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrowers or to any third party with respect to the Properties.

     10.6 Delay Outside Lender's Control. Lender shall not be liable in any way to Borrowers or any third party for Lender's failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender's obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrec-tion, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any act of God or other cause or event beyond Lender's control.

     10.7 Attorneys' and Paralegals' Fees and Expenses; Enforcement. If any attorney is engaged by Lender to enforce, interpret or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Borrowers shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys' and paralegals' fees and expenses (both internal and external) and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

     10.8 Immediately Available Funds. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrowers to Lender shall be payable only in United States currency, immediately available funds.

     10.9 Lender's Consent. Wherever in this Agreement there is a requirement for Lender's consent and/or a document to be provided or an action taken "to the satisfaction of Lender", it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

     10.10 Loan Sales and Participations; Disclosure of Information. Borrowers agree that Lender may elect at any time, to sell, assign, transfer or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment, transfer or participation may be to one or more financial institutions, private investors, trusts and/or other entities, at Lender's sole discretion. Borrowers further agree that Lender may disseminate to any such actual or potential purchaser(s), assignee(s), transferee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Properties and their operation, (b) any party connected with the Loan (including, without limitation, Borrowers, any partner of either of the Borrowers and any Guarantor) and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment, transfer or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment, transfer or participation, Borrowers further agree that the Loan Documents shall be sufficient evidence of the obligations of Borrowers to each purchaser, assignee, transferee or participant, and upon written request by Lender, Borrowers shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment, transfer or participation. The indemnity obligations of Borrowers under the Loan Documents shall also apply with respect to any purchaser, assignee, transferee or participant. Borrowers covenant and agree that they will cooperate with Lender in connection with any of the transactions contemplated by this section (said cooperation shall be deemed to include, but shall not be limited to, the execution and delivery of any documents reasonably requested by Lender).

     10.11 Lender's Agents. Lender may designate an agent or independent contractor to exercise any of Lender's rights under this Agreement and under any of the other Loan
Documents.  Any reference to Lender in any of the Loan
Documents shall include Lender's agents, employees or independent contractors.

     10.12  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO
THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY
JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A)
ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT
LIMITATION, ANY PRESENT OR

FUTURE MODIFICATION THEREOF OR
(B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     10.13 Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents.

     10.14 Successors and Assigns. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the successors and assigns of the parties.

     10.15 Time. Time is of the essence of each and every term of this Agreement.

     10.16 Headings. All article, section or other headings appearing in this Agreement and any of the other Loan
Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

     10.17 Governing Law. (a) This Agreement and all of the other Loan Documents (except as may otherwise be provided for therein) shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by Federal laws. Borrowers, Guarantors and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any Federal or State Court within the State of California or in any state where any collateral securing the Loan is located having proper venue and also consent to service of process by any means permitted by law.

          (b) Each of the Borrowers, each of the Guarantors and any other persons and entities in any manner obligated to Lender under the Loan Documents agree that Lender shall have the right to proceed against any one or more of the Borrowers, one or more of the Guarantors or such other persons or entities in a court in any location selected by Lender to enable Lender to realize on the collateral for the Loan, or to enforce a judgment or other court order entered in favor of Lender or to enforce any of Lender's other rights hereunder or under any of the other Loan Documents.

          (c) Each of the Borrowers, each of the Guarantors and any other persons and entities in any manner obligated to Lender under the Loan Documents waive any objection that they may have to the location of the court in which Lender has commenced a proceeding hereunder or under any of the other Loan Documents or the transactions contemplated thereby.

     10.18 Integration; Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contem-plated therein and supersede all prior negotiations and agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to any Property or Properties shall include all or any part of such Property or Properties. Any reference to the Loan Documents includes all amendments, restatements, renewals and extensions now or hereafter approved by Lender in writing.

     10.19 Counterparts. This Agreement, any of the other Loan Documents (except for the Note), any Other Related Documents and any subsequent modifications, amendments, waivers, consents or supplements thereof, if any, may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.

     10.20 Joint and Several Liability. The obligations of the Borrowers hereunder and under the other Loan Documents to which they are a party are joint and several. Lender may release or settle with either of the Borrowers or either of the Guarantors (or with respect to the assets of any one or more of the foregoing) without affecting the continuing liability of the other Borrowers. Lender may proceed against any one or more of the Borrowers without proceeding against any of the other Borrowers.

     IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

                             "Lender"

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ David J. Weber
   --------------------------
   Its:      SVP

Notices to Lender:

Wells Fargo Bank, National Association
555 Montgomery Street, MAC 0167-171
San Francisco, California 94111
Attention:  David J. Weber
Telecopy No.:  (415) 788-9421
Confirmation No.: (415) 396-8200

With a Copy to:

Wells Fargo Bank, National Association
Disbursement Center
2120 East Park Place, Suite 100
El Segundo, California  90245
Attention: Manager
Telecopy No.: (310) 610-1014
Confirmation No.: (310) 335-9465

With a Copy to:

Sidley & Austin
One First National Plaza
Chicago, Illinois  60603
Attention:  Lee M. Smolen
Telecopy No.:(312) 853-7036
Confirmation No.: (312) 853-7823

With a Copy to:

Wells Fargo Bank, National Association
333 South Grand Avenue
9th Floor, MAC 2064-092
Los Angeles, California 90071
Attention:  Kathy Berg
Telecopy No.: (213) 626-6140
Confirmation No.: (213) 253-7386

                           "Borrowers"

PRUDENTIAL-BACHE/EQUITEC REAL ESTATE PARTNERSHIP, a
California limited partnership

By:    Prudential-Bache Properties, Inc., a Delaware
       corporation, its general partner

       By: /s/ C. A. Piskorowski
           -------------------------
          Its:     Vice President
           -------------------------

By:    Glenborough Corporation, a California corporation,
       its general partner

       By: /s/ Andrew Batinovich
          -------------------------
       Its:     Chairman/CEO
          -------------------------

By:    /s/ Robert Batinovich
       ----------------------------
       Robert Batinovich, its general partner



MONTROSE OFFICE PARK JOINT VENTURE, a Maryland joint venture

By:    Prudential-Bache/Equitec Real Estate Partnership, a
       California limited partnership, its joint venturer

       By:  Prudential-Bache Properties, Inc., a Delaware
            corporation, its general partner

            By: /s/ C.A. Piskorowski
                ------------------------
            Its:     Vice President
                ------------------------

       By:  Glenborough Corporation, a California
       corporation,
            its general partner

            By: /s/ Andrew Batinovich
                ------------------------
            Its:     Chairman/CEO
                ------------------------

       By: /s/ Robert Batinovich
           -----------------------------
            Robert Batinovich, its general partner


AND

By:    Montrose Office Park Limited Partnership, a Maryland
       limited partnership, its joint venturer

       By:  Prudential-Bache/Equitec Real Estate
       Partnership, a
            California limited partnership, its general
          partner

            By:  Prudential-Bache Properties, Inc., a
          Delaware
                 corporation, its general partner

                 By: /s/ C. A. Piskorowski
                     ------------------------
                 Its:     Vice President
                     ------------------------

            By:  Glenborough Corporation, a California
                 corporation, its general partner

                 By: /s/ Andrew Batinovich
                     ------------------------
                 Its:     Chairman/CEO
                     ------------------------

            By: /s/ Robert Batinovich
                -----------------------------
                 Robert Batinovich, its general partner


Notices to Borrowers:

c/o Glenborough Corporation
400 South El Camino Real
11th Floor
San Mateo, California 94402
Attention: Steven Saul
Telecopy No.: (415) 343-7438
Confirmation No.: (415) 343-9300

                            EXHIBIT A

                         GATEWAY PROPERTY



              Gateway Executive Center
              801 12th Street
              Sacramento, Sacramento County, California

                            EXHIBIT B

                       PARK PLAZA PROPERTY



         Park Plaza Professional Center
         1303 J Street
         Sacramento, Sacramento County, California

                            EXHIBIT C

                         MEMPHIS PROPERTY


            Poplar Towers
            6263 Poplar Avenue
            Memphis, Tennessee

                            EXHIBIT D

                         SEATTLE PROPERTY



                  Totem Valley Business Center
                  12800 N.E. 126th Place
                  Kirkland, King County, Washington

                            EXHIBIT E

                        ROCKVILLE PROPERTY



              Montrose Office Park
              3200-3206 Tower Oaks Boulevard
              Rockville, Montgomery County, Maryland

                            EXHIBIT F

                            DOCUMENTS

A. Loan Documents. The documents listed below, numbered 1 through 18 inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.


1.   Loan Agreement.

2.   Amended, Restated and Consolidated Promissory Note.

3.   Letter regarding the Loan Fee.

4.   Guaranty of the Non-Recourse Exceptions.

5.   Hazardous Materials Indemnity Agreement.

6.   Deed of Trust, with Absolute Assignment of Leases and
     Rents, Security Agreement, Assignment of Equipment
     Leases, Assignment of Permits and Fixture Filing for the
     Gateway Property.

7.   Deed of Trust, with Absolute Assignment of Leases and
     Rents, Security Agreement, Assignment of Equipment
     Leases, Assignment of Permits and Fixture Filing for the
     Park Plaza Property.

8.   Deed of Trust, with Absolute Assignment of Leases and
     Rents, Security Agreement, Assignment of Equipment
     Leases, Assignment of Permits and Fixture Filing for the
     Memphis Property.

9. Deed of Trust, with Absolute Assignment of Leases and Rents, Security Agreement, Assignment of Equipment Leases, Assignment of Permits and Fixture Filing for the Seattle Property (including leasehold Deed of Trust component for parking lot leased from Burlington Northern and with consent of Burlington Northern).

10.  Amended and Restated Deed of Trust, with Absolute
     Assignment of Leases and Rents, Security Agreement,
     Assignment of Equipment Leases, Assignment of Permits and Fixture Filing for the Rockville Property.

11. Assignment of Deed of Trust and Other Loan Documents, with Allonge.

12.  Deed of Appointment of Substitute Trustee.

13.  Consent and Agreement of Partners.

14. UCC Financing Statements (Personal Property), to be filed with:

     (a)  the California Secretary of State (Borrower A and
          Borrower B);
     (b) the Department of Assessments and Taxation of the State of Maryland (Borrower B);
     (c)  the Tennessee Secretary of State (Borrower A);
     (d) the Department of Licensing of the State of Washington (Borrower A);
     (e)  the New York Department of State (Borrower A and
          Borrower B); and
     (f)  the City Register of New York County, New York
          (Borrower A and Borrower B).

15. UCC Financing Statements (Fixture Filing), to be filed with:

     (a)  the Recorder of Deeds for Sacramento County,
          California (Borrower A);
     (b)  the Circuit Court Clerk for Montgomery County,
          Maryland (Borrower B);
     (c)  the Register of Deeds of Shelby County, Tennessee
          (Borrower A); and
     (d)  the County Auditor of King County, Washington
          (Borrower A).

16.  Assignment of existing Maryland UCC Financing
     Statements.

17. Non-Disturbance, Attornment and Subordination Agreement executed by each of the following:

     (a)  Memphis Property:
          (i)       First Commercial Bank;
          (ii)      Carty and Company;

     (b)  Park Plaza Property:
          (i)    California State USDA Office;
          (ii)   Allnet Communications Services;

     (c)  Gateway Property:
          (i)    California Optometric Association;
          (ii)   California Employment Development
               Department;

     (d)  Seattle Property:
          (i)    Optical Vision;

     (e)  Montrose Property:
          (i)    PB Farradyne, Inc.;
          (ii)   Systems Flow, Inc.;
          (iii)  R.C. Publications;
          (iv)   SPC Financial;
          (v)    Technical Resources;
          (vi)   TAF Associates;
          (vii)  Registry;
          (viii) BK Dynamics;
          (ix)   Dennisberg Advertising;
          (x)    Signal Transcription;
          (xi)   M-Cubed Information Systems;

          (xii)  Analysis & Technology (Vector); and
          (xiii) Toll Brothers.

18.  Subordination, Standstill, Contribution and Indemnity
     Agreement.

B.   Other Related Documents (Which Are Not Loan Documents):

1.   Funding documentation required by the Lender:

     (a)  Funds Transfer Agreement for Disbursement of Loan
          Proceeds; and
     (b)  Disbursement Authorization.

2. Copies of the following documents, certified by the Borrowers to be true, accurate, complete and in full force and effect:

     (a)  Limited Partnership Agreement for Borrower A;
     (b)  Joint Venture Agreement for Borrower B;
     (c) A rent roll in form and substance acceptable to the Lender for each of the Properties;
     (d) All of the leases for equipment at each of the Properties;
     (e) All of the licenses and permits required to operate each of the Properties;
     (f) All construction and other warranties and guaranties covering each of the Properties or any portion thereof;
     (g) All maintenance and service agreements for each of the Properties; and
     (h) All labor agreements with any labor organizations representing any employees at any of the Properties.

3. Copy of the Limited Partnership Agreement for Montrose Office Park Limited Partnership, a Maryland limited partnership ("Montrose LP") certified by Montrose LP to be true, accurate, complete and in full force and effect.

4. Copies of the following documents, certified by the Corporate Secretary for Prudential-Bache Properties,
     Inc., a Delaware corporation ("PBP") to be true, accurate, complete and in full force and effect:

     (a)  Certificate of Incorporation for PBP;
     (b)  By-laws of PBP;
     (c)  Corporate Resolutions for PBP; and
     (d)  Incumbency Certificate for PBP.

5. Copies of the following documents, certified by the Corporate Secretary for Glenborough Corporation, a
     California corporation ("Glenborough") to be true, accurate, complete and in full force and effect:

     (a)  Articles of Incorporation for Glenborough;
     (b)  By-laws of Glenborough;
     (c)  Corporate Resolutions for Glenborough; and
     (d)  Incumbency Certificate for Glenborough.


6. Consent of the Investment Committee of Borrower A necessary to authorize this transaction on behalf of Borrower A and as a joint venturer of Borrower B.

7. Certified copy of the Certificate of Limited Partnership for Borrower A (filed with the California Secretary of
     State).

8.   Certified copy of the Amended Trade Name Designation for
     Borrower B (filed with the Circuit Court Clerk for
     Montgomery County, Maryland). [This requirement may be deleted if local counsel confirms that it is unnecessary.]

9. Certified copy of the Certificate of Limited Partnership for Montrose LP (filed with the Department of Assessments and Taxation of the State of Maryland.

10.  Good Standing Certificate for Borrower A, issued by the
     California Secretary of State.

11.  Good Standing Certificate for PBP, issued by the
     Delaware Secretary of State.

12.  Good Standing Certificate for Glenborough, issued by the
     California Secretary of State.

13.  Good Standing Certificate for Montrose LP, issued by the
     Department of Assessments and Taxation of the State of Maryland.

14. Evidence that Borrower A is qualified to do business and in good standing in the States of Tennessee, Washington and Maryland.

15. Evidence that PBP is qualified to do business and in good standing in the States of California, Tennessee, Washington and Maryland.

16. Evidence that Glenborough is qualified to do business and in good standing in the States of Tennessee, Washington and Maryland.

17. Legal opinion(s) (including local counsel opinions) from counsel to the Borrowers, the partners of Borrower A, the joint venturers of Borrower B and the Guarantors.

                            EXHIBIT G

                       OWNERSHIP STRUCTURE

                            EXHIBIT H

                              LEASES

                            EXHIBIT I

                         EQUIPMENT LEASES


None.

                            EXHIBIT J

                         REQUIRED PERMITS

Occupancy certificates for the Properties.

                          SCHEDULE 5.6

                            LITIGATION

None.

                           SCHEDULE 6.1

                       HAZARDOUS MATERIALS


Hazardous materials actually disclosed in the written environmental assessment reports respecting the various
Properties provided to Lender by Lender's environmental consultants prior to the date of execution of this Agreement.

287487.02  COGHLAN, DENNIS M.  CH   January 16, 1997 (10:24p)
                                  F-12